Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of July 15, 2019 (the “Effective Date”), is entered into by and between Orthofix Medical Inc. (“Orthofix”), a Delaware corporation having its principal offices at 3451 Plano Parkway, Lewisville, Texas 75056, and Bradley V. Niemann (“Mr. Niemann”).

WHEREAS, Orthofix terminated Mr. Niemann’s employment and position as Orthofix’s President of Global Spine as of July 15, 2019 (the “Termination Date”);

WHEREAS, Orthofix and Mr. Niemann previous entered into that certain Change in Control and Severance Agreement, dated as of November 1, 2016 (the “Severance Agreement”);

WHEREAS, Mr. Niemann, in his former capacity as Orthofix’s President of Global Spine, has certain background information and historical knowledge of ongoing operations matters and issues affecting Orthofix’s business and related interests;

WHEREAS, Orthofix desires to engage Mr. Niemann to provide limited consulting services relating to the operational matters over which Mr. Niemann had responsibility in his former position as Orthofix’s President of Global Spine in order to provide continued access to such background information and historical knowledge;

WHEREAS, Mr. Niemann is willing and able to provide such consulting services to Orthofix according to the terms and conditions set forth herein; and

WHEREAS, the parties have come to an agreement regarding the conclusion of Mr. Niemann’s employment with Orthofix and his provision of consulting services.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Orthofix and Mr. Niemann agree as follows:

1.	TERMINATION OF EMPLOYMENT

1.1

General.  The parties agree that Mr. Niemann’s last day of employment with Orthofix (including any of its subsidiaries and affiliates) was the Termination Date.  As of the Termination Date, Mr. Niemann resigns all of the offices, directorships, appointments, and other positions he holds with Orthofix and all of its parents, subsidiaries, and affiliates.  After the Termination Date, Mr. Niemann shall not represent that he is an employee or other representative of Orthofix for any purpose.  As of the Termination Date, Mr. Niemann shall not be eligible to participate in, or be covered by, any employee benefit plan or program offered by or through Orthofix and shall not receive any benefits or payments from Orthofix, except as otherwise provided in this Agreement, under the terms of applicable benefits plans, or by applicable law.

1.2

Severance.  The parties agree that Mr. Niemann’s termination of employment is a termination without Cause (as defined in the Severance Agreement) during a Non-CIC Period (as defined in the Severance Agreement) pursuant to Section 3 of the Severance Agreement.  Pursuant to Orthofix’s existing obligations under the Severance Agreement:

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 1

Exhibit 10.1

(a)	Accrued Amounts. Orthofix shall pay or provide Mr. Niemann his Accrued Amounts (as defined in the Severance Agreement), as and when payable pursuant to the terms of the Severance Agreement.

(b)

Severance Payments.  If Mr. Niemann executes and does not revoke the general release attached as Exhibit A to this Agreement (the “Release”) within forty-five (45) days of the Termination Date and subject to Mr. Niemann’s compliance with the restrictive covenants set forth in the Severance Agreement (as modified by this Agreement), Orthofix shall pay or provide Mr. Niemann with (i) the Severance Amount (as defined in the Severance Agreement), which the parties hereto agree shall equal $719,700 (less applicable taxes and withholdings), and (ii) reimbursements for Mr. Niemann’s monthly premium payments for health care coverage under COBRA for Mr. Niemann and his eligible dependents for a period of twelve (12) months, in each case as and when payable pursuant to the terms of the Severance Agreement (together, the “Severance Payments”).  Mr. Niemann acknowledges that the Severance Payments are being provided in consideration of Mr. Niemann’s execution and non-revocation of the Release.  Mr. Niemann acknowledges that Mr. Niemann is not entitled to the Severance Payments unless Mr. Niemann executes and does not revoke the Release.  Mr. Niemann further acknowledges that once all of the Accrued Amounts and Severance Payments have been paid or provided, Mr. Niemann shall have been paid all compensation and other amounts due and owing to Mr. Niemann from Orthofix as a result of his employment through the Termination Date and his termination of employment under the Severance Agreement or from any other source.  Mr. Niemann acknowledges and agrees that he is not entitled to and will not seek from Orthofix or the Releasees (as defined in the Release) any further amounts as a result of his employment through the Termination Date and his termination of employment.

1.3

Restrictive Covenants.  In addition to the restrictive covenants set forth in this Agreement, Mr. Niemann hereby reaffirms and agrees to comply with the restrictive covenants set forth in Section 9 of the Severance Agreement (including Non-Disparagement, Cooperation, Non-Disclosure, Innovations, Non-Solicitation, and Non-Competition); provided, that, notwithstanding anything to the contrary in Sections 9(e) and 9(f) of the Severance Agreement, Mr. Niemann hereby agrees that the non-solicitation and non-competition restrictive covenants shall apply during the Consulting Term (as defined below) and for a period of twelve (12) months following the end of the Consulting Term.

2.	CONSULTING SERVICES

2.1

General.  Mr. Niemann agrees to provide to Orthofix consulting services as further described in Exhibit B (“Consulting Services”) (a) upon request by Orthofix’s President and Chief Executive Officer in accordance with the terms and conditions of this Agreement (but in no event more than forty (40) hours per month during the Consulting Term) and (b) as directed by Orthofix’s President and Chief Executive Officer. Mr. Niemann shall perform the Consulting Services in accordance with the standard of care, loyalty, and diligence normally observed in his profession, shall devote his best efforts, skills, and energies to the performance of such Consulting Services, and shall at all times perform the Consulting Services and conduct his business and affairs in accordance with all applicable federal, state, and local laws and regulations.  Orthofix may, in its sole discretion, engage any third party or parties to provide services to Orthofix or any Orthofix subsidiary or

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 2

Exhibit 10.1

affiliate that are the same, similar, or different from the Consulting Services, without obligation or liability therefore or in connection therewith to Mr. Niemann.

2.2

Compensation.  As compensation for Mr. Niemann’s performance of the Consulting Services and as consideration for the extension of the non-solicitation and non-competition provisions as set forth in Section 1.3, Mr. Niemann shall receive the compensation expressly set forth in Exhibit C (“Compensation”).  The Compensation shall be the sole compensation and value to which Mr. Niemann is entitled in consideration for any performance or provision of Consulting Services under this Agreement and for the extension of the non-solicitation and non-competition provisions as set forth in Section 1.3.

2.3	Term and Termination.

(a)

Term of Agreement.  This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the terms of this Agreement, shall continue in effect until November 15, 2019, at which time it will automatically terminate.  The term of this Agreement shall be referred to as the “Consulting Term.”

(b)

Termination Without Cause.  This Agreement may be terminated by either party in its sole discretion, with or without cause, by providing the other party with thirty (30) days’ advance written notice of termination.

(c)

Termination for Breach.   Either party may terminate this Agreement by giving written notification to the other party if such other party materially breaches this Agreement.  Such termination of this Agreement will take effect if, after ten (10) days of such written notification, such breach is not cured.

(d)

Consequences of Termination or Expiration.  Upon the termination or expiration of this Agreement for any reason, Mr. Niemann shall remain entitled to the Compensation due pursuant to Section 2.2 of this Agreement in respect of the services provided through the effective date of such termination or expiration, but Mr. Niemann shall not be entitled to any further compensation or consideration from Orthofix or its subsidiaries or affiliates in respect of any services, activities, or performance after the effective date of such termination or expiration.  In addition, upon termination by expiration of the Consulting Term pursuant to Section 2.3(a) or by Orthofix pursuant to Section 2.3(b), Mr. Niemann shall also be entitled to receive accelerated vesting of the then-unvested portion of Mr. Niemann’s 2016 RSA Award (as defined in Exhibit C) as of the date of such expiration or earlier termination.

(e)	Survival. The obligations contained in Sections 1.3, 2.3(d), 2.5, 4, 5, 6, and 7 of this Agreement and this Section 2.3(e) shall survive the expiration or termination of this Agreement.

2.4

Independent Contractor Status.  The relationship of Mr. Niemann to Orthofix in performing the Consulting Services shall be that of an independent contractor, and nothing contained in this Agreement shall create or imply a partnership, joint venture, agency, or employment relationship between Mr. Niemann and Orthofix.  Mr. Niemann shall have sole control of the manner and means of performing the Consulting Services under this Agreement and shall complete such services in accordance with Consultant’s own means and methods of

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 3

Exhibit 10.1

work.  Consultant is not authorized to bind Orthofix or to otherwise make any representation, agreement, or commitment on behalf of Orthofix.  Mr. Niemann agrees that he shall not claim or represent to be an employee, partner, agent, or principal of Orthofix.

2.5

Taxes. Mr. Niemann is solely responsible for paying, when due, any and all taxes, including, but not limited to, income and estimated taxes, incurred as a result of the compensation and expenses paid by Orthofix to Mr. Niemann for Consulting Services.

2.6

Nonexclusivity.  Mr. Niemann is a former Orthofix employee and, as such, is bound by obligations that existed before the execution of this Agreement (e.g., those contained in the Severance Agreement and the Indemnification Agreement, dated September 10, 2018 (collectively, the “Prior Agreements”)).  This Agreement in no way amends, modifies, or supersedes such ongoing obligations, except as expressly provided herein.

3.	WARRANTIES AND REPRESENTATIONS

3.1

Performance.  Mr. Niemann represents and warrants that he has the qualifications and skills necessary to perform the Consulting Services and shall perform such Consulting Services in accordance with the terms, provisions, and conditions of this Agreement and in a competent, diligent, and professional manner.

3.2	Authority. Mr. Niemann represents and warrants having the full right and authority to enter into and perform under this Agreement.

3.3

No Conflict.  Mr. Niemann represents and warrants that entering into and performing under this Agreement does not and shall not breach, violate, or conflict with any provision of any Court order, decree, judgment, agreement, or understanding, oral or written, to which Mr. Niemann is a party or by which Mr. Niemann is bound, including, without limitation, any non-competition, exclusivity, or similar agreement or covenant of Mr. Niemann or any obligations or restrictions of Mr. Niemann under any contract or agreement.

3.4

Nondisclosure.  Mr. Niemann represents and warrants that he has not disclosed and will not disclose to Orthofix or any of its employees or contractors any confidential, proprietary, or secret information of any third party to whom or regarding which Mr. Niemann is under a duty of confidentiality.

3.5	Material Breach. Any breach of the warranties, representations, and other agreements set forth in this Section 3 shall be deemed to be a material breach of this Agreement.

4.	INDEMNIFICATION; LIABILITY

4.1

By Mr. Niemann.  Mr. Niemann shall indemnify, defend, and hold Orthofix and its subsidiaries, and affiliates and each of their officers, directors, employees, agents, and shareholders free and harmless from any and all claims, demands, losses, suits, judgments, penalties, and liabilities of any kind and nature whatsoever (including, without limitation, reasonable attorney’s fees and costs, through the appellate process, if any) arising in any way out of (i) a breach by Mr. Niemann of this Agreement or the representations and warranties contained in Section 3, or (ii) the negligence or willful misconduct of Mr. Niemann.

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 4

Exhibit 10.1

4.2

Limitation of Liability.  SUBJECT IN ANY CASE TO SUCH LIMITATION OR EXCLUSION OF LIABILITY BEING LAWFUL, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ORTHOFIX SHALL NOT BE LIABLE TO MR. NIEMANN, OR ANY PERSON CLAIMING THROUGH MR. NIEMANN, BY REASON OF ANY REPRESENTATION, IMPLIED WAR-RANTY, COVENANT, CONDITION, OR OTHER TERM OR ANY DUTY AT COM-MON LAW OR UNDER ANY STATUTE, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, SPECIAL, LIQUIDATED, OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFIT OR OTHERWISE AND WHETHER OCCASIONED BY THE NEGLIGENCE OF ORTHOFIX OR ITS SUBSIDIARIES OR AFFILIATES AND EACH OF THEIR EMPLOYEES OR AGENTS OR OTHERWISE) ARISING OUT OF OR IN CONNECTION WITH ANY ACT OR OMISSION OF ORTHOFIX.

5.	PROPRIETARY RIGHTS

5.1

Ownership of Orthofix Property.  As used herein, the term “Orthofix Property” means, collectively and individually, any and all discoveries, inventions, processes, improvements, technology, devices, products, works, derivative works, information, ideas, concepts, and other intellectual property of any kind created, made, discovered, belonging to, held, or acquired by Orthofix and/or any Orthofix subsidiary or affiliate at any time, and any and all Intellectual Property Rights therein and related thereto. As used herein, the term “Intellectual Property Rights” means, collectively and individually, any and all patents, patent applications, copyrights, trademarks, trade names, trade secrets, and other intellectual property rights of any kind, and any and all registrations and applications therefore, whether in the United States and/or anywhere else.  Orthofix and/or any Orthofix subsidiary or affiliate shall retain any and all rights, title, and interest in and to any and all Orthofix Property, whether existing now or coming into existence or becoming Orthofix Property at any time in the future.  Neither Orthofix nor any Orthofix subsidiary or affiliate transfers, conveys, assigns, or grants to Mr. Niemann or any third party, and nothing in this Agreement or its performance shall be construed to constitute any transfer, conveyance, assignment, or grant to Mr. Niemann or any third party of, any right, title, interest, license, grant, expectation, or entitlement in or to any Orthofix Property, or any other property or Intellectual Property Rights of any kind created, made, discovered, belonging to, held, or acquired by Orthofix or any Orthofix subsidiary or affiliate.

5.2

Ownership of Inventions.  As used herein, the term “Inventions and Works” means any and all processes, products, procedures, systems, discoveries, designs, configurations, technology, works of authorship (including, but not limited to, computer programs), trade secrets, and improvements which Mr. Niemann develops, discovers, authors, makes, conceives, reduces to practice, or otherwise acquires during the Consulting Term (either solely or jointly with others) and which are related to any or all of the products and/or business of Orthofix.  Any and all Inventions and Works, and any and all Intellectual Property Rights therein and related thereto, shall be owned solely and exclusively by Orthofix and shall be held by Mr. Niemann only for the sole benefit of Orthofix.  Orthofix shall own all of the exclusive rights to such works of authorship under all copyright law, all international copyright conventions and treaties, and all similar laws in the United States and any other place and jurisdiction.  Mr. Niemann hereby agrees to assign, transfer, and convey, and hereby assigns, transfers, and conveys, to Orthofix all Invention and Works

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 5

Exhibit 10.1

and any and all Intellectual Property Rights therein and related thereto, whether in the United States and/or elsewhere.

5.3

Nondisclosure.  Mr. Niemann shall not, during the Consulting Term or at any time after the termination or expiration of this Agreement, provide to others or use for Mr. Niemann’s own benefit or for the benefit of another any information relating to any and all Inventions and Works, any and all Orthofix Property, and/or any and all products, services, customers and business operations and activities of Orthofix and/or any Orthofix subsidiary or affiliate (collectively, “Proprietary Information”), except that Mr. Niemann may use Proprietary Information during the Consulting Term to the extent necessary for Mr. Niemann to perform his obligations hereunder.  Mr. Niemann shall not disclose, during the Consulting Term or at any time after the termination or expiration of this Agreement, any Proprietary Information, except if and to the extent expressly authorized by Orthofix in advance, or if and to the extent such Proprietary Information is available to the general public when such Proprietary Information is provided to Mr. Niemann or becomes available thereafter by Orthofix.

5.4

Further Assurances.  Upon Orthofix’s request, Mr. Niemann agrees to provide any assistance, including, without limitation, providing any information and documents, executing any documents and affidavits, providing any testimony, and/or rendering any other assistance, as is necessary or useful for Orthofix to secure, perfect, and obtain sole and exclusive ownership to any and all Inventions and Works, and all Intellectual Property Rights therein and related thereto, or to otherwise fully effect and implement the provisions in this Section 5.

6.	EQUITABLE RELIEF

Mr. Niemann acknowledges that any breach of this Agreement by Mr. Niemann may give rise to irreparable injury to Orthofix, which may not be adequately compensated by damages or, if such injury to Orthofix may be adequately compensated by damages, such damages are difficult or impossible to calculate.  Accordingly, in the event of a breach or threatened breach of this Agreement by Mr. Niemann, Orthofix shall have, in addition to any remedies it may have at law, the right to an injunction or other equitable relief, whether temporary, interlocutory, or final, to prevent the violation of its rights hereunder without further demonstration of such injury, without any obligation or requirement by Orthofix to post any bond or security.   Orthofix will be entitled to recover attorneys’ fees and costs incurred by it in any proceedings for such equitable relief in which it prevails.

7.	GENERAL PROVISIONS

7.1

Notices.  Notices, invoices, communications, and payments shall be submitted to the offices identified below.  Contractual notices and communications hereunder shall be deemed made as of the date of delivery, if given by overnight courier service.  Notices sent by registered or certified mail, postage prepaid, and addressed to the party to receive such notice of communication at the address given below, or such other address as may hereafter be designated by notice in writing, shall be deemed communicated as of the day of receipt or the fifth day after mailing, whichever occurs first.

If to Orthofix:

Orthofix Medical Inc.

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 6

Exhibit 10.1

Attn:  Chief Legal and Administrative Officer

3451 Plano Parkway

             Lewisville, Texas  75056

If to Mr. Niemann, address on file with Orthofix.

7.2

Assignment.  Neither this Agreement nor any rights hereunder may be assigned and no duties or obligations under this Agreement may be delegated by Mr. Niemann without the prior written consent of Orthofix, which Orthofix may give or deny or condition in its sole discretion.  Orthofix may assign this Agreement or any or all of the rights hereunder and/or delegate any duties or obligations hereunder without the consent of Mr. Niemann, including, without limitation, to any Orthofix subsidiary or affiliate or to a purchaser of or successor, whether by merger, corporate reorganization, or asset purchase, regarding all or part of Orthofix or any Orthofix subsidiary or affiliate or the assets, business, and properties of Orthofix or any Orthofix subsidiary or affiliate.  Subject to the foregoing, this Agreement shall be binding on the heirs, executors, administrators, successors, and assigns of the respective parties.

7.3	Waiver. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless it is in writing and signed by a duly authorized representative of each party.

7.4

Amendment. This Agreement or any of its terms, provisions, or conditions may be extended, renewed, varied, modified, or otherwise amended at any time only by a writing signed by a duly authorized representative of Orthofix and Mr. Niemann.  Any permitted assignment, delegation, or transfer under Section 7.2 of this Agreement shall be deemed not to constitute an amendment if and to the extent such assignment, delegation, or transfer does not result in or cause any amendment, supplement, variation, modification, change, or alteration of or addition to any term, condition, provision, warranty, representation, or covenant of this Agreement, other than the identity of the party and third party involved in such assignment, delegation, or transfer.

7.5

Severability.  If any provision of this Agreement is for any reason declared to be invalid or unenforceable, the validity and enforce ability of the remaining provisions shall not be affected thereby.  Such invalid or unenforceable provision shall be deemed modified to the extent necessary to render it valid and enforceable, and if no modification shall render it valid and enforceable, this Agreement shall be construed as if not containing such provision and the rights and obligations of the parties shall be construed and enforced accordingly.

7.6	Counterparts. This Agreement may be executed in two or more counterparts, by facsimile or in writing, which shall together constitute one and the same agreement.

7.7

Attorneys’ Fees.  In the event that any party to this Agreement shall commence any suit or action to interpret or enforce this Agreement, including an action for declaratory relief, the prevailing party in such action, shall recover that party’s costs and expenses incurred in connection with the suit or action, including attorneys’ fees and costs of appeal, if any, which may be set by the Court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

7.8	Compliance with Law. Mr. Niemann shall perform all obligations and carry out any activities under or in connection with this Agreement at his own cost and expense (except

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 7

Exhibit 10.1

solely as expressly provided otherwise in Exhibit C to this Agreement) in accordance with Orthofix policies and all applicable laws, including, but not limited to, any laws regarding fraud and abuse, false claims, anti-kickback, medical device promotion, unfair competition, data privacy, insider trading, consumer protection, and requirements to obtain approvals, consents, licenses, registrations, payment of taxes, customs fees or duties, or other fees or charges.

7.9

Entire Agreement.  This Agreement, including its exhibits, supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding.  Notwithstanding the foregoing, the parties agree that the Prior Agreements shall not be superseded by this Agreement (except as expressly amended hereby) and confirm that the Prior Agreements, unless separately terminated in accordance with their terms, remain in full force and effect and are intended to be adjuncts to this Agreement.

7.10

Governing Law.  The validity, interpretation, performance, and enforcement of this Agreement shall be governed by, and interpreted in accordance with, the federal laws of the United States of America and the laws of the state of Texas without regard to conflict-of-laws principles that may require the application of the laws of any other jurisdiction.  Each party acknowledges and agrees that all disputes which arise in connection with, or are related to this Agreement, or any breach thereof, shall be resolved, if not settled, by litigation only in Collin County, Texas or the federal court otherwise having territorial jurisdiction over such county and subject matter jurisdiction over the dispute, and not elsewhere.  To this end, Mr. Niemann waives any rights he may have to insist that litigation to which he is a party be had in any other venue and covenants not to sue Orthofix in any court other than the above-referenced court.

***

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 8

Exhibit 10.1

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

ORTHOFIX MEDICAL, INC. _________________________ /s/ Bradley R. Mason	MR. NIEMANN: ______________________________ /s/ Bradley V. Niemann
Bradley R. Mason President and Chief Executive Officer	Bradley V. Niemann

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 9

EXHIBIT A

Release

You, for yourself, your spouse and your agents, successors, heirs, executors, administrators and assigns, hereby irrevocably and unconditionally forever release and discharge Orthofix Medical Inc., a Delaware corporation, and its direct and indirect subsidiaries (all such entities, collectively, the “Company”), its parents, divisions and affiliates and its and their current and former owners, directors, officers, stockholders, insurers, benefit plans, representatives, agents and employees, and each of their predecessors, successors, and assigns (collectively, the “Releasees”), from any and all actual or potential claims or liabilities of any kind or nature, including, but not limited to, any claims arising out of or related to your employment and separation from employment with the Company and any services that you provided to the Company; any claims for salary, commissions, bonuses, other severance pay, vacation pay, allowances or other compensation, or for any benefits under the Employee Retirement Income Security Act of 1974 (“ERISA”) (except for vested ERISA benefits); any claims for discrimination, harassment or retaliation of any kind or based upon any legally protected classification or activity under any federal, state or local statute or ordinance, public policy, or common law, including, without limitation, any claims under Title VII of the Civil Rights Acts of 1964, the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, 42 U.S.C. §1981, 42 U.S.C. § 1983, the Family Medical Leave Act and any similar state law, the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq. and any similar state law, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., the Equal Pay Act and any similar state law, Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act), as well as any amendments to any such laws; any claims for any violation of any federal or state constitutions or executive orders; any claims for wrongful or constructive discharge, violation of public policy, breach of contract or promise (oral, written, express or implied), personal injury not covered by workers’ compensation benefits, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, contribution, any claims under any other federal, state or local law, including those not specifically listed in this Release, any claims for compensatory or punitive damages, or any other claim for damages, monetary recovery or injury of any kind whatsoever, including without limitation, attorneys’ fees, experts’ fees, medical fees or expenses, costs, and disbursements, that you, your heirs, executors, administrators, successors, and assigns now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date of your execution of this Release.

For the purpose of implementing a full and complete release and discharge of the Releasees as set forth above, you acknowledge that this Release is intended to include in its effect, without limitation, all claims known or unknown that you have or may have against the Releasees which arise out of or relate to your employment, including but not limited to compensation, performance or termination of employment with the Company, except for, and notwithstanding anything in this Release to the contrary, claims which cannot be released solely by private agreement.  This Release also excludes any claims relating to any right you may have to payments pursuant to Section 3 of the Change in Control and Severance Agreement, entered into as of November 1, 2016, by and between the Company and you, any claim for workers’ compensation benefits, and any rights you may have to indemnification or directors’ and officers’ liability insurance under the Company’s articles of association, certificates of incorporation or bylaws, or any indemnification agreement to which you are a party or beneficiary or applicable law, as a result of having served as an officer, director, or employee of the Company or any of its affiliates.  You further acknowledge and agree that you have received all leave, compensation, and reinstatement benefits to which you were entitled through the date of your execution of this Release, and that you were not subjected to any improper treatment, conduct, or actions as a result of a request for leave, compensation, or reinstatement.

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 10

Pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”), 18 U.S.C. § 1833(b), you acknowledge that you will not be held criminally liable or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made under circumstances described therein, including: (1) in confidence to a government official or an attorney for the sole purpose of reporting or investigating a suspected violation of law; (2) in a complaint or other document filed in a legal proceeding, so long as such document is filed under seal; or (3) should you file a lawsuit against the Company for purported retaliation for reporting a suspected violation of law, then to your attorney, or in that court proceeding, so long as any document you file containing the trade secret is filed under seal and you do not disclose the trade secret except pursuant to court order.  Unless expressly provided, the DTSA does not authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means.

You affirm, by signing this Release, that you have not suffered any unreported injury or illness arising from your employment, and that you have not filed, with any federal, state, or local court or agency, any actions or charges against the Releasees relating to or arising out of your employment with or separation from the Company.  Notwithstanding the foregoing, this Release does not preclude you from exercising any right you may have to: (1) provide any information in response to a valid subpoena, court order, other legal process or as otherwise required to be provided by law; or (2) communicate  with, file a charge with, or participate in an investigation or proceeding conducted by the National Labor Relations Board, the Equal Employment Opportunity Commission, the Texas Workforce Commission, the Securities and Exchange Commission, or a similar federal, state or local agency (collectively, “Government Agency”), provided that this Release does waive your right to personally recover monies or reinstatement as a result of any complaint or charge filed against the  Company with a Government Agency related to claims that are lawfully released in this Release.

You understand that the claims released in this Release do not include claims by you for: (1) unemployment insurance; (2) worker’s compensation benefits; (3) state disability compensation; (4) previously vested benefits under any Company-sponsored benefits plan; and (5) any other rights that cannot by law be released by private agreement.

You acknowledge:

(a)

That you were provided forty-five (45) full days during which to consider whether to sign this Release.  If you have signed this Agreement prior to the expiration of the forty-five (45)-day period, you have voluntarily elected to forego the remainder of that period.

(b)	That you have carefully read and fully understand all of the terms of this Release.

(c)

That you understand that by signing this Release, you are waiving your rights under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., and that you are not waiving any rights arising after the date that this Release is signed.

(d)	That you have been given an opportunity and are being advised herein to consult with an attorney about this Release prior to executing it.

(e)

That you understand fully the terms and effect of this Release, and you further acknowledge that you are not aware of, or that you have fully disclosed to the Company, any matters for which you are responsible or which has come to your attention as an employee of the Company that might give rise to, evidence, or support any claim of illegal conduct,

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 11

regulatory violation, unlawful discrimination, or other cause of action against the Company.

(f)

That you have made full and truthful disclosures to the Company’s compliance department regarding any misconduct (including any violations of federal securities laws) relating to the Company or its subsidiaries of which you are aware, and that you understand that notwithstanding anything herein or in any other agreement to the contrary, in no event shall you be prohibited or limited from your right to provide truthful information to or otherwise assist U.S. governmental authorities in any investigation regarding the Company (whether pursuant to Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise), and in the event of such assistance, nothing herein or in any other agreement shall be deemed to conflict with your right to receive any award payable pursuant to Section 21F of the Exchange Act.

(g)	That these terms are final and binding on you.

(h)	That you have signed this Release voluntarily, and not in reliance on any representations or statements made to you by any employee or officer of the Company or any of its subsidiaries.

(i)

That you have seven (7) days following your execution of this Release to revoke it in writing, and that this Release is not effective or enforceable until after this seven (7) day period has expired without revocation.  If you wish to revoke this Release after signing it, you must provide written notice of your decision to revoke this Release to the Company, to the attention of the Chief Legal and Administrative Officer of the Company at the address of the Company’s headquarters, by no later than 11:59 p.m. on the seventh calendar day after the date on which you have signed this Release.

PLEASE READ CAREFULLY.  THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ACKNOWLEDGED AND AGREED

/s/ Bradley V. Niemann	July 15, 2019
Bradley V. Niemann	Date

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 12

EXHIBIT B

Consulting Services

1.	Mr. Niemann shall timely provide the following Consulting Services:

a.	Services deemed necessary by Orthofix’s President and Chief Executive Officer related to the structure, strategy, and operations of the Global Spine business, and

b.	Services deemed necessary by Orthofix’s President and Chief Executive Officer related to the transition of Mr. Niemann’s former duties and responsibilities.

2.

Mr. Niemann shall provide the Consulting Services remotely and shall not have any access to Orthofix premises, personnel, equipment, or other property during the Consulting Term unless otherwise directed by Orthofix’s President and Chief Executive Officer.

3.

During the Consulting Term, Mr. Niemann will report to Orthofix’s President and Chief Executive Officer.  Mr. Niemann agrees to accept requests for services and work assignments from the President and Chief Executive Officer.

4.	Mr. Niemann will not be expected to, and will not, provide more than forty (40) hours of Consulting Services per month during the Consulting Term.

***

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 13

EXHIBIT C

Compensation

1.

Mr. Niemann shall be eligible to receive a flat fee of $500.00 per hour of Consulting Services provided, up to a maximum of $20,000.00 per month (that is, 40 hours per month), plus reimbursement of reasonable expenses incurred at the direction of the President and Chief Executive Officer.

2.

In addition, during the Consulting Term, for purposes of the 2016 RSA Award only, Mr. Niemann shall be deemed to remain a Service Provider until, and Mr. Niemann’s Service shall be deemed to continue (without interruption) and not be terminated until, the termination or expiration of this Agreement in accordance with Section 2.3 of this Agreement, and, accordingly, the 2016 RSA Award shall continue to vest during such time in accordance with (and subject to) the terms of the Plan and the applicable award agreement.

3.	For purposes of Section 2 above, the following terms have the following meanings:

a.	“2016 RSA Award” means that certain Employee Restricted Stock Grant, dated November 4, 2016, between Orthofix Medical Inc. (fka Orthofix International N.V.) and Mr. Niemann.

b.	“Plan” means the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan.

c.	“Service” has the meaning set forth in the Plan.

d.	“Service Provider” has the meaning set forth in the Plan.

***

Separation and Consulting Agreement (Bradley V. Niemann)

Effective Date:  July 15, 2019Page 14